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                                                                       EXHIBIT 5
                               December 31, 1996


Southern Mineral Corporation
500 Dallas, Suite 2800
Houston, Texas  77002

         Re: SOUTHERN MINERAL CORPORATION REGISTRATION STATEMENT ON FORM S-3; SHELF RESALE PROSPECTUS

Gentlemen:

         We have acted as counsel to Southern Mineral Corporation, a Nevada corporation ("Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 ("Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 2,815,000 shares ("Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), to be sold by certain stockholders of the Company.

         We have examined such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         Based upon such examination and review, we are of the opinion that the Shares have been duly authorized and are (or when issued in accordance with the terms of an outstanding warrant pursuant to which 120,000 of such Shares are issuable will be) validly issued, fully paid and nonassessable outstanding shares of Common Stock.

         We hereby consent to the reference to our firm under the caption "Counsel" in the prospectus included in the Registration Statement.

                                        Very truly yours,


                                        /s/ Porter & Hedges, L.L.P.

                                        PORTER & HEDGES, L.L.P.